UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 20, 2008

SUMTOTAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-50640	42-1607228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1808 North Shoreline Boulevard

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 934-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive and Management Bonus Plan :

On February 20, 2008, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of SumTotal Systems, Inc., a Delaware corporation (“SumTotal Systems” or the “Company”), approved and adopted the SumTotal Systems Executive and Management Bonus Plan for 2008 (the “2008 Bonus Plan”), including the target bonus levels for the Company’s Section 16 officers in the 2008 Bonus Plan as described below. The 2008 Bonus Plan establishes the criteria for payments of incentive bonuses, if any, to the participants in the 2008 Bonus Plan, including Section 16 officers. The bonus is based on the achievement of business financials where the targets and bonus are cumulative on a quarter by quarter basis.

This description is qualified in its entirety by the 2008 Bonus Plan, which is filed as Exhibit 10.1 hereto.

Section 16 Officer 2008 Compensation :

On February 20, 2008, the Compensation Committee approved the Section 16 officer base salaries and target bonus levels for the 2008 Bonus Plan for fiscal year 2008 as follows:

Name and Position	Base Salary	Target Bonus
Don Fowler Chief Executive Officer	$500,000	100%
Ray Villareal Senior Vice President, Field Operations	$315,000	60%
Neil Laird Chief Financial Officer	$305,000	60%
Erika Rottenberg Senior Vice President, General Counsel & Secretary	$265,000	55%
Sanjay Dholakia Senior Vice President and General Manager, Learning and Talent Management Business Unit	$265,000	55%

2008 Board Compensation :

On February 21, 2008, the Board of Directors of the Company approved, upon the recommendation of the Compensation Committee, the 2008 compensation for Board members, in two components: cash compensation and equity compensation. Except for the addition of payment for the Ad Hoc Committee, Board of Directors’ compensation for 2008 remains unchanged from fiscal year 2007. Effective January 1, 2008, each non-employee and non-consultant director, except as noted on the table below, shall receive the following annual cash retainer, paid quarterly and pro-rated for any pro-rata services:

Cash Compensation

Board Position	Annual Retainer
Board Member	$45,000
Audit Committee Member	$6,000
Compensation Committee Member	$4,500
Governance Committee Member	$2,500
Ad Hoc Committee Member (1)	$6,000
Chairs also receive additional retainers of:
Board Chair	$10,000
Audit Committee Chair	$10,000
Compensation Committee Chair	$6,500
Governance Committee Chair	$5,500
Ad Hoc Committee Chair (1)	$10,000

(1)	Retainer paid to each committee member, including non-employee and non-consultant directors, and, in the event the committee is disbanded prior to the end of the year, the balance of the full retainer shall be paid.

Additional fees may be paid to directors upon approval by the Board or a Committee, as the case may be, on a quarterly basis:

(a)	non-employee and non-consultant directors shall receive a per meeting fee of $1,000 for in person special meetings and $500 for telephone special meetings, provided that such meetings are particularly time-intensive; and

(b)	a director may be paid additional fees if substantial additional work is required beyond what one would normally expect in an ordinary year.

Equity Compensation

On the date of the annual shareholders meeting, each non-employee board member shall receive an option of 10,000 shares of SumTotal common stock which will vest monthly over one year, pursuant to the Company’s 2004 Equity Incentive Plan (the “2004 Equity Plan”). Non-employee and non-consultant directors, shall, upon their appointment or election to the Board, as the case may be, receive an initial option of 20,000 shares of SumTotal stock with a three year annual vesting (33% per year on the first and second anniversary of such grant, and 34% on the third anniversary of such grant), pursuant to the 2004 Equity Plan.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Executive and Management Bonus Plan 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SumTotal Systems, Inc.

By:	/s/ ERIKA ROTTENBERG
Erika Rottenberg Senior Vice President, General Counsel & Secretary

Date: February 25, 2008

EXHIBIT INDEX

Exhibit Number	Description

10.1	Executive and Management Bonus Plan 2008